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                                                                     EXHIBIT 5.1



                           [HOLLEB & COFF LETTERHEAD]




                            OPINION OF HOLLEB & COFF



                               September 28, 1998



Sunrise Technologies International, Inc.
47265 Fremont Blvd.
Fremont, California 94538

Ladies and Gentlemen:

    We have acted as special counsel for Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-2, as amended (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 6,807,914 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling securityholders (the "Selling Securityholders") named therein.

    In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied solely upon the following documents (collectively, the "Documents"): the Registration Statement; the Company's Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware; Bylaws; a Certificate of Good Standing of the Company issued on September 21, 1998 by the Secretary of State of the State of Delaware; the forms of U.S. Note and Warrant Purchase Agreements between certain of the Selling Securityholders and the Company (collectively, the "1998 Warrant Agreement"); certain minutes of the meetings of the Company's Board of Directors; a certificate of the Company's president; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

    In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter


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HOLLEB & COFF
ATTORNEYS AT LAW


Sunrise Technologies International, Inc.
September 28, 1998
Page 2


expressed, we have relied upon the representations and warranties of the Company made in the Documents. We would call your attention to the fact that Eric M. Fogel, a partner of this law firm, also acts as the Secretary of the Company and certain of our firm's partners own shares of the Company's Common Stock.

    Based solely upon and subject to the Documents, and subject to the qualification set forth below, we are of the opinion that the Shares have been duly authorized and when the Shares have been duly delivered against payment therefor, as contemplated in the 1998 Warrant Agreement, the Shares will be validly issued, fully paid and nonassessable.

    Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited only to matters which have been specifically referred to us. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

    This opinion is solely for the information of the addressee hereof, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without a prior written consent. Other than the addressee and ChaseMellon Shareholder Services, L.P., no one is entitled to rely on this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                         Very truly yours,

                                         /s/ Holleb & Coff

                                         HOLLEB & COFF

/ks